                                                                    Exhibit 12.1



Dynegy Holdings Inc.
Computation of Earnings to Fixed Charges
3/31/01

                                                                      (in 000s, except ratio)
                                                                              3/31/01
                                                                            ----------
Computation of Earnings:
         Pre-tax income from continuing operations                             186,163
         Undistributed income from equity investees                             24,706
                                                                            ----------
          Computed Earnings                                                 $  161,457
                                                                            ----------

Fixed Charges:
         Interest costs:
           Expensed                                                             27,654
           Capitalized                                                           5,820
         Minority interest in income of a subsidiary                             4,158
         Amortization of interest rate hedges                                      613
         Amortization of financing costs                                           971
         Rental expense representative of interest factor                       13,916
                                                                            ----------

           Total fixed charges                                              $   53,132
                                                                            ----------
         Earnings before income taxes and fixed charges                     $  208,769
                                                                            ==========

         Ratio of earnings to fixed charges                                       3.93
                                                                            ==========